Exhibit 99.1

Carlyle Reports Second Quarter 2024 Financial Results
New York and Washington, August 5, 2024 – Global investment firm The Carlyle Group Inc. (NASDAQ: CG)
today reported its unaudited results for the second quarter ended June 30, 2024. The full detailed presentation of
Carlyle’s second quarter 2024 results can be viewed at ir.carlyle.com.
U.S. GAAP results for the three and six months ended June 30, 2024 included income before provision for income taxes of $219 million and $340 million, respectively, and an income before provision for income tax margin of
20.5% and 19.3%, respectively. Total balance sheet assets were $22 billion as of June 30, 2024.
Carlyle Chief Executive Officer Harvey M. Schwartz said, “The first half of 2024 reflects strong momentum across our business, with activity accelerating with improved market sentiment. This momentum is reflected in our results, where we generated record Fee Related Earnings, record FRE margins, record assets under management, and strong fundraising for the first half of 2024. We have made significant progress compared to where we were just one year ago and as the environment continues to improve, Carlyle, and our stakeholders, are well-positioned to benefit.”
Dividend
The Board of Directors has declared a quarterly dividend of $0.35 per common share to holders of record at the close of business on August 16, 2024, payable on August 26, 2024.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Monday, August 5, 2024, to announce its second quarter
2024 financial results. The conference call will be available via public webcast from the Events & Presentations section of ir.carlyle.com and a replay will also be available on our website soon after the call’s completion.
About Carlyle
Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $435 billion of assets under management as of June 30, 2024, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than
2,200 people in 29 offices across four continents. Further information is available at www.carlyle.com. Follow
Carlyle on X @OneCarlyle and LinkedIn at The Carlyle Group.
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Forward-Looking Statements
Statements contained in this press release that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of Carlyle. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained in this press release constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “forecast,” “project,” “estimate,” “intend,”
“continue,” “target,” or “believe,” or the negative version of these words or other comparable words. Statements related to projected Assets Under Management (“AUM”), Distributable Earnings (“DE”), Fee Related Earnings
(“FRE”), FRE Margin, fundraising, and fee revenue for future periods could be impacted by the level of investment performance, our ability to fundraise and the fees we can charge on such commitments, the pace and scale of capital deployment, which may not be consistent with historical levels, the pace and success of exit activity, changes in regulations and laws (including tax laws), our ability to scale existing businesses and wind-down underperforming businesses, our ability to manage expenses and retain key personnel, our ability to manage stock dilution, and our ability to charge and retain transaction fees. Even if we were to achieve our goals, there is no guarantee that such fundraising will translate into increased earnings and margins. There can be no assurance that Carlyle’s strategic goals will ultimately be realized, or if realized that they will have the effect of accelerating our growth or earnings.
All projections assume benign market conditions. These statements are subject to risks, uncertainties, and assumptions, including those listed in this disclaimer and described under the section entitled “Risk Factors” in our
Annual Report on Form 10‐K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange
Commission (“SEC”) on February 22, 2024, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.
Contacts:

Public Market Investor Relations	Media
Daniel Harris	Brittany Berliner	OR	Kristen Greco Ashton
Phone: +1 (212) 813-4527	Phone: +1 (212) 813-4839		Phone: +1 (212) 813-4763
daniel.harris@carlyle.com	brittany.berliner@carlyle.com		kristen.ashton@carlyle.com

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